EXHIBIT 10.25

AIRCRAFT TIME SHARING AGREEMENT
This Agreement is made and entered into as of December 3, 2021 by and between Amgen Inc. (together with its subsidiaries and affiliates, “Lessor”), and Robert A. Bradway (“Lessee”).
WITNESSETH:
WHEREAS, Lessor is the operator and/or registered owner of undivided interests in aircraft bearing the Manufacturer’s Serial Number(s) and the United States Federal Aviation Administration (“FAA”) Registration Number(s) listed on Schedule A hereto, as amended from time to time (collectively, the “Aircraft”); and
WHEREAS, from time to time, in connection with use of the Aircraft for Lessor’s business purposes, Lessee may desire to use the Aircraft for personal usage incidental to business travel; and
WHEREAS, the parties intend for Lessee to reimburse Lessor for certain costs associated with such personal usage incidental to business travel on a non-exclusive time sharing basis in accordance with FAR § 91.501;
NOW THEREFORE, in consideration of the mutual covenants herein set forth, the parties agree as follows:
1. Provision of Aircraft and Crew. Subject to Aircraft availability, Lessor agrees to allow Lessee’s personal usage of the Aircraft incidental to business travel on a time sharing basis in accordance with the provisions of FAR §§ 91.501(b)(6), (b)(10), (c)(1) and (d). Lessor shall provide, at its sole expense, fully qualified flight crew for all flight operations under this Agreement. If Lessor is no longer the operator of any of the Aircraft, Schedule A shall be deemed amended to delete any reference to such Aircraft and this Agreement shall be terminated as to such Aircraft but shall remain in full force and effect with respect to each of the other Aircraft, if any. No such termination shall affect any of the rights and obligations of the parties accrued or incurred prior to such termination. If Lessor becomes the operator of any aircraft not listed on Schedule A hereto, Schedule A shall be deemed amended to include such Aircraft, and this Agreement shall remain in full force and effect with respect to such Aircraft and each of the other Aircraft, if any.
2. Term. The term of this Agreement (the “Term”) shall commence on the date hereof and shall continue until terminated by either party on written notice to the other party. This Agreement shall terminate immediately in the event that Lessee is no longer an employee or director of Lessor. Notwithstanding the foregoing, any provisions directly or indirectly related to Lessee’s payment obligations for flights completed prior to the date of termination shall survive the termination of this Agreement.
3. Reimbursement of Expenses. For each flight conducted under this Agreement involving personal usage incidental to business travel, Lessee shall pay Lessor an amount determined by Lessor for the expenses attributable to such personal usage incidental to business travel in an amount not to exceed that permitted by FAR §91.501(d). The invoice to Lessee shall not exceed the aggregate cost of:

(a)	Fuel, oil, lubricants, and other additives;

(b)	Travel expenses of the crew, including food, lodging, and ground transportation;

(c)	Hangar and tie-down costs away from the Aircraft’s base of operation;

(d)	Insurance obtained for the specific flight;

(e)	Landing fees, airport taxes, and similar assessments;

(f)	Customs, foreign permit, and similar fees directly related to the flight;

(g)	In-flight food and beverages;

(h)	Passenger ground transportation;

(i)	Flight planning and weather contract services; and

(j)	An additional charge equal to one hundred percent (100%) of the expenses listed in subsection (a) above.

4. Invoicing and Payment. All payments to be made to Lessor by Lessee hereunder shall be paid in the manner set forth in this Section 4. Lessor will pay, or cause to be paid, all expenses related to the operation of the Aircraft hereunder in the ordinary course. As soon as practicable after the relevant flight, Lessor shall provide or cause to be provided to Lessee an invoice detailing all amounts payable by Lessee pursuant to Section 3 of this Agreement. Lessee shall pay all amounts due under the invoice not later than 60 days after receipt thereof unless otherwise specified in such invoice.
5. Flight Requests. Lessee will provide the designated representatives of Lessor with flight requests for Lessee’s personal usage incidental to business travel pursuant to this Agreement as far in advance of the relevant flight as possible and in accordance with all policies established by Lessor. Flight requests shall be in a form, whether oral or written, mutually convenient to the parties. Lessor shall have sole and exclusive authority over the scheduling of the Aircraft. Lessor shall not be liable to Lessee or any other person for loss, injury, or damage occasioned by the delay or failure to furnish the Aircraft and crew pursuant to this Agreement for any reason.
Any flights or personal usage incidental to business travel scheduled under this Agreement are subject to cancellation by either party without incurring liability to the other party. In the event of a cancellation, the canceling party shall provide the maximum notice reasonably practicable.

6. Operational Authority and Control. Lessor shall be responsible for the physical and technical operation of the Aircraft and the safe performance of all flights under this Agreement, and shall retain full authority and control, including exclusive operational control and exclusive possession, command and control of the Aircraft for all flights under this Agreement. Lessor shall furnish at its expense a fully qualified flight crew with appropriate credentials to conduct each flight undertaken under this Agreement. In accordance with applicable FARs, the qualified flight crew provided by Lessor will exercise all required and/or appropriate duties and responsibilities in regard to the safety of each flight conducted hereunder. The pilot-in-command shall have absolute discretion in all matters concerning the preparation of the Aircraft for flight and the flight itself, the load carried and its distribution, the decision whether or not a flight shall be undertaken or personal usage incidental to business travel shall be permitted, the route to be flown, the place where landings shall be made, and all other matters relating to operation of the Aircraft. Lessee specifically agrees that the flight crew shall have final and complete authority to delay or cancel any flight or any personal usage incidental to business travel for any reason or condition that in the sole judgment of the pilot-in-command could compromise the safety of the flight, and to take any other action that in the sole judgment of the pilot-in-command is necessitated by considerations of safety. No such action of the pilot-in-command shall create or support any liability to Lessee or any other person for loss, injury, damage or delay. Lessor’s operation of the Aircraft hereunder shall be strictly within the guidelines and policies established by Lessor and FAR Part 91.
7. Aircraft Maintenance. Lessor shall, at its own expense, cause the Aircraft to be inspected, maintained, serviced, repaired, overhauled, and tested in accordance with FAR Part 91 so that the Aircraft will remain in good operating condition and in a condition consistent with its airworthiness certification and shall take such requirements into account in scheduling the Aircraft hereunder. Performance of maintenance, preventive maintenance or inspection shall not be delayed or postponed for the purpose of scheduling the Aircraft unless such maintenance or inspection can safely be conducted at a later time in compliance with applicable laws, regulations and requirements, and such delay or postponement is consistent with the sound discretion of the pilot-in-command. In the event that any non-standard maintenance is required during the term and will interfere with Lessee’s requested or scheduled personal usage incidental to business travel, Lessor, or Lessor’s pilot-in-command, shall notify Lessee of the maintenance required, the effect on the ability to comply with Lessee’s requested or scheduled personal usage incidental to business travel and the manner in which the parties will proceed with the performance of such maintenance and conduct of such flight(s). In no event shall Lessor be liable to Lessee or any other person for loss, injury or damage occasioned by the delay or failure to furnish the Aircraft under this Agreement, whether or not maintenance-related.
8. Insurance. Lessor, at its expense, will maintain or cause to be maintained in full force and effect throughout the Term of this Agreement (i) comprehensive aircraft and liability insurance against bodily injury and property damage claims, including, without limitation, contractual liability, in respect of the Aircraft in such amount as is customarily maintained by prudent operators of similar aircraft; and (ii) hull insurance for the full replacement cost of the Aircraft.
Lessor shall use reasonable commercial efforts to provide such additional insurance for specific flights under this Agreement as Lessee may request in writing. Lessee acknowledges that any trips scheduled to the European Union may require Lessor to purchase additional insurance to comply with applicable regulations.

9. Use of Aircraft. Lessee warrants that:
(i) Lessee will use the Aircraft under this Agreement for and only for his or her own account, including the carriage of guests, and will not use the Aircraft for the purpose of providing transportation of passengers or cargo for compensation or hire or for common carriage;
(ii) Lessee will not permit any lien, security interest or other charge or encumbrance to attach against the Aircraft as a result of his or her actions or inactions, and shall not attempt to convey, mortgage, assign, lease or in any way alienate the Aircraft or Lessor’s rights hereunder or create any kind of lien or security interest involving the Aircraft or do anything or take any action that might mature into such a lien; and
(iii) During the Term of this Agreement, Lessee will abide by and conform to all such laws, governmental and airport orders, rules, and regulations as shall from time to time be in effect relating in any way to the operation or use of the Aircraft by a lessee under a time sharing arrangement and all applicable policies of Lessor.

10. Limitation of Liability. NEITHER LESSOR (NOR ITS AFFILIATES) MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO ANY AIRCRAFT TO BE USED HEREUNDER OR ANY ENGINE OR COMPONENT THEREOF INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, AIRWORTHINESS, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT OR TITLE.
IN NO EVENT SHALL LESSOR OR ITS AFFILIATES BE LIABLE FOR OR HAVE ANY DUTY OF INDEMNIFICATION, CONTRIBUTION OR REIMBURSEMENT TO LESSEE, LESSEE’S EMPLOYEES, AGENTS OR GUESTS FOR ANY LOSS, CLAIM, DAMAGE OR EXPENSE OF ANY KIND UNLESS SUCH LOSS, CLAIM, DAMAGE OR EXPENSE IS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A NON-APPEALABLE JUDGMENT TO BE SOLELY DUE TO LESSOR’S BAD FAITH OR WILLFUL MISCONDUCT. The provisions of this Section 10 shall survive the termination or expiration of this Agreement.
11. Notices and Communications. All notices and other communications under this Agreement shall be in writing (except as permitted in Section 5) and shall be given (and shall be deemed to have been duly given upon receipt or refusal to accept receipt) by personal delivery, by facsimile (with a simultaneous confirmation copy sent by first class mail properly addressed and postage prepaid), by email, or by a reputable overnight courier service, addressed as follows:

If to Lessor:
Address: One Amgen Center Drive Thousand Oaks, California 91320-1799 Attn: Corporate Secretary Fax: (805) 499-6751 Email: Amgen_Governance_and_Securities_Law@amgen.com

If to Lessee:
Address: One Amgen Center Drive Thousand Oaks, California 91320-1799 Attn: Robert A. Bradway Fax: (805) 499-6751 Email: Amgen_Governance_and_Securities_Law@amgen.com or to such other person or address as either party may from time to time designate in writing to the other party. Notices shall be effective upon receipt.

12. Entire Agreement. This Agreement constitutes the entire understanding between the parties with respect to its subject matter, and there are no representations, warranties, rights, obligations, liabilities, conditions, covenants, or agreements relating to such subject matter that are not expressly set forth herein. There are no third-party beneficiaries of this Agreement.
13. Further Acts. Lessor and Lessee shall from time to time perform such other and further acts and execute such other and further instruments as may be required by law or may be reasonably necessary (i) to carry out the intent and purpose of this Agreement, and (ii) to establish, maintain and protect the respective rights and remedies of the other party.
14. Successors and Assigns. Lessee shall not have the right to assign, transfer or pledge this Agreement and any such attempted assignment, transfer or pledge shall be null and void. This Agreement shall be binding on the parties hereto and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the parties hereto, and, except as otherwise provided herein, their respective heirs, executors, administrators, other legal representatives, successors and permitted assigns.
15. Taxes. Lessee shall be responsible for paying, and Lessor shall be responsible for collecting from Lessee and paying over to the appropriate authorities, all applicable Federal excise taxes imposed under Internal Revenue Code §4261 and all sales, use and other excise taxes imposed by any authority in connection with the use of the Aircraft by Lessee hereunder.
16. Governing Law and Consent to Jurisdiction. This Agreement shall be governed by the laws of the State of New York without regard to its choice of law principles. The parties hereby consent and agree to submit to the exclusive jurisdiction and venue of any state or federal court in New York, New York in any proceedings hereunder, and each hereby waives any objection to any such proceedings based on improper venue or forum non-conveniens or similar principles. The parties hereto hereby further consent and agree to the exercise of such personal jurisdiction over them by such courts with respect to any such proceedings, waive any objection to the assertion or exercise of such jurisdiction and consent to process being served in any such proceedings in the manner provided for the giving of notices hereunder.
17. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions shall not be affected or impaired.
18. Amendment or Modification. This Agreement may be amended, modified or terminated only in writing duly executed by the parties hereto.
19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement, binding on all the parties notwithstanding that all the parties are not signatories to the same counterpart. Each party may transmit its signature by facsimile, and any faxed counterpart of this Agreement shall have the same force and effect as a manually-executed original.
20. Truth-in-Leasing Compliance. Lessor, on behalf of Lessee, shall (i) deliver a copy of this Agreement to the Aircraft Registration Branch, Technical Section, of the FAA in Oklahoma City within 24 hours of its execution; (ii) notify the appropriate Flight Standards District Office at least 48 hours prior to the first flight under this Agreement of the registration number of the Aircraft, and the location of the airport of departure and departure time for such flight; and (iii) carry a copy of this Agreement onboard the Aircraft at all times when the Aircraft is being operated under this Agreement.
21. TRUTH IN LEASING STATEMENT PURSUANT TO SECTION 91.23 OF THE FEDERAL AVIATION REGULATIONS:
(a) LESSOR CERTIFIES THAT EACH OF THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED DURING THE 12-MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT (OR SUCH SHORTER PERIOD AS LESSOR SHALL HAVE POSSESSED THE AIRCRAFT) IN ACCORDANCE WITH THE PROVISIONS OF PART 91 OF THE FEDERAL AVIATION REGULATIONS. EACH OF THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN COMPLIANCE WITH THE MAINTENANCE AND INSPECTION REQUIREMENTS FOR ALL OPERATIONS TO BE CONDUCTED UNDER THIS AGREEMENT.
(B) LESSOR AGREES, CERTIFIES AND ACKNOWLEDGES, AS EVIDENCED BY ITS SIGNATURE BELOW, THAT WHENEVER ANY OF THE AIRCRAFT IS OPERATED UNDER THIS AGREEMENT, LESSOR SHALL BE KNOWN AS, CONSIDERED, AND SHALL IN FACT BE THE OPERATOR OF THE AIRCRAFT, AND THAT LESSOR UNDERSTANDS ITS RESPONSIBILITIES FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.
(C) THE PARTIES UNDERSTAND THAT AN EXPLANATION OF FACTORS AND PERTINENT FEDERAL AVIATION REGULATIONS BEARING ON OPERATIONAL CONTROL CAN BE OBTAINED FROM THE NEAREST FAA FLIGHT STANDARDS DISTRICT OFFICE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written. The persons signing below warrant their authority to sign.

LESSOR: Amgen Inc.			LESSEE: Robert A. Bradway

By:		/s/ Jonathan P. Graham	/s/ Robert A. Bradway
	Name:	Jonathan P. Graham
	Title:	Executive Vice President, General Counsel & Secretary
A legible copy of this Agreement shall be kept in the Aircraft for all operations conducted hereunder.

List of Schedules Omitted from the Aircraft Time Sharing Agreement
Referenced in Exhibit 10.25 Above

Pursuant to Regulation S-K, Item 601(b)(2), the Schedule to the Aircraft Time Sharing Agreement referenced in Exhibit 10.25 above, as listed below, have not been filed. The Registrant agrees to furnish supplementally a copy of any omitted Schedule to the Securities and Exchange Commission (the “Commission”) upon request; provided, however, that the Registrant may request confidential treatment of omitted items.

Schedule A – United States Federal Aviation Administration Registration Numbers

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